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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

ABBVIE INC.

OFFER TO EXCHANGE

All outstanding unregistered		$3,500,000,000 1.200% Senior Notes due 2015,
$3,500,000,000 1.200% Senior Notes due 2015,		$4,000,000,000 1.750% Senior Notes due 2017,
$4,000,000,000 1.750% Senior Notes due 2017,	in	$1,000,000,000 2.000% Senior Notes due 2018,
$1,000,000,000 2.000% Senior Notes due 2018,	exchange	$3,100,000,000 2.900% Senior Notes due 2022,
$3,100,000,000 2.900% Senior Notes due 2022,	for	$2,600,000,000 4.400% Senior Notes due 2042, and
$2,600,000,000 4.400% Senior Notes due 2042, and		$500,000,000 Floating Rate Senior Notes due 2015,
$500,000,000 Floating Rate Senior Notes due 2015		which have been registered under the Securities
Act of 1933, as amended

Pursuant to the Prospectus, dated                        , 2013

The exchange offer will expire at 5:00 p.m. New York City time on , 2013, unless extended. Tenders may be withdrawn prior to 5:00 p.m. New York City time on the expiration date.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related Letter of Transmittal (the "Letter of Transmittal") must be used to accept the Exchange Offer (as defined below) of AbbVie Inc., a Delaware corporation (the "Company"), made pursuant to the Prospectus, dated                        , 2013 (as it may be amended or supplemented from time to time, the "Prospectus"), if (1) certificates for the Company's outstanding $3,500,000,000 aggregate principal amount of 1.200% senior notes due 2015 (the "Old Fixed 2015 Notes"), $4,000,000,000 aggregate principal amount of 1.750% senior notes due 2017 (the "Old 2017 Notes"), $1,000,000,000 aggregate principal amount of 2.000% senior notes due 2018 (the "Old 2018 Notes"), $3,100,000,000 aggregate principal amount of 2.900% senior notes due 2022 (the "Old 2022 Notes"), $2,600,000,000 aggregate principal amount of 4.400% senior notes due 2042 (the "Old 2042 Notes" and together with the Old Fixed 2015 Notes, the Old 2017 Notes, the Old 2018 Notes and the Old 2022 Notes, the "Old Fixed Rate Notes") and $500,000,000 aggregate principal amount of our floating rate senior notes due 2015 (the "Old Floating 2015 Notes" and together with the Old Fixed Rate Notes, the "Old Notes"), each of which was issued on November 8, 2012, are not immediately available, (2) the Letter of Transmittal and all documents required by the Letter of Transmittal cannot be delivered to U.S. Bank National Association (the "Exchange Agent") prior to the expiration of the Exchange Offer or (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery must be delivered by mail or hand delivery only to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal, any other required documents and tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, within three (3) business days after the expiration of the Exchange Offer. Capitalized terms not otherwise defined in this Notice of Guaranteed Delivery are defined in the Prospectus.

The Exchange Agent for the Exchange Offer is:
 U.S. BANK NATIONAL ASSOCIATION

By Overnight Courier, Registered/ Certified Mail and by Hand:
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Specialized Finance
AbbVie Inc.
1.200% Senior Notes due 2015
1.750% Senior Notes due 2017
2.000% Senior Notes due 2018
2.900% Senior Notes due 2022
4.400% Senior Notes due 2042
Floating Rate Senior Notes due 2015
 To Confirm by Telephone:
(800) 934-6802

        Delivery of This Notice of Guaranteed Delivery to an Address Other Than Set Forth Above Will Not Constitute a Valid Delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described under the heading "Terms of the Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus and Instruction 14 of the Letter of Transmittal. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Name(s) of Registered Holder(s):
(Please Print or Type)

Address(es):

Principal Amount of Old Fixed 2015 Notes Tendered:*	Certificate No(s). (if available):

$
$
$
Principal Amount of Old 2017 Notes Tendered:*	Certificate No(s). (if available):

$
$
$
Principal Amount of Old 2018 Notes Tendered:*	Certificate No(s). (if available):

$
$
$
Principal Amount of Old 2022 Notes Tendered:*	Certificate No(s). (if available):

$
$
$
Principal Amount of Old 2042 Notes Tendered:*	Certificate No(s). (if available):

$
$
$
Principal Amount of Old Floating 2015 Notes Tendered:*	Certificate No(s). (if available):

$
$
$

*
Must be in minimum denominations of $2,000 principal amount or larger integral multiples of $1,000.

        If Old Notes will be delivered by book-entity transfer to DTC, provide the DTC account number and transaction number.

DTC Account Number

Transaction Number

        All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned. Every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

        Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

Signature(s) of Holder(s) of Authorized Signatory	Date

Area Code and Telephone Number

        If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) of Holder(s)

Title/Capacity:

Address(es):

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificate(s) representing the Old Notes being tendered by this Notice of Guaranteed Delivery in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility of DTC) with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three (3) business days after the expiration of the Exchange Offer.

Name of Firm	(Authorized Signature)

Address	Name	Please Print or Type

Zip Code	Title

Telephone Number

        The institution that completes this form must communicate the guarantee to the Exchange Agent by the expiration of the Exchange Offer and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), the Letter of Transmittal and any other required documents to the Exchange Agent within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such institution.

NOTE:	DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2
PLEASE SIGN HERE